As filed with the Securities and Exchange Commission on June 12, 2020

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Lantern Pharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	2834	46-3973463
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

Lantern Pharma Inc.
1920 McKinney Avenue, 7th Floor
Dallas, Texas 75201
(972) 277-1136
(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

Panna Sharma
President and Chief Executive Officer
1920 McKinney Avenue
Dallas, Texas 75201
(628) 777-3339
(Name, address, including zip code, and telephone number,
Including area code, of agent for service)

Copies to:

Scott E. Bartel, Esq.	Brad L. Shiffman, Esq.
Daniel B. Eng, Esq.	Blank Rome LLP
Lewis Brisbois Bisgaard & Smith LLP	1271 Avenue of the Americas
633 West 5th Avenue, Suite 4000	New York, NY 10020
Los Angeles, CA 90071	(212) 885-5442
(213) 358-6174

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration Statement No. 333-237714

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)(2)	Amount of registration fee(3)
Common Stock, par value $0.0001 per share	$943,350	$122.45
Total	$943,350	$122.45

(1)	Based on the public offering price and calculated for the registration fee in accordance with Rule 457(o) of the Securities Act of 1933, as amended.

(2)	Includes the aggregate offering price of additional shares that the underwriters have the option to purchase, if any.

(3)	The registrant previously registered an aggregate of $30,556,650 of common stock on its Registration Statement on Form S-1 (File No. 333-237714), for which a filing fee of $3,966.26 was paid.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement is being filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Securities Act”) and General Instruction V of Form S-1.  The contents of the Registration Statement on Form S-1, as amended (File No. 333-237714), including the exhibits thereto, filed by Lantern Pharma Inc. with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act, which was declared effective by the Commission on June 10, 2020, are incorporated by reference into this Registration Statement.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits

Exhibit No.	Description
5.1	Opinion of Lewis Brisbois Bisgaard & Smith, LLP
23.1	Consent of EisnerAmper LLP, independent registered public accounting firm
23.2	Consent of Lewis Brisbois Bisgaard & Smith, LLP (included in Exhibit 5.1)
24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 to the Registration Statement on Form S-1 (File No. 333-237714), initially filed by the Registrant on April 16, 2020 and declared effective by the Securities and Exchange Commission on June 10, 2020)

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on June 11, 2020.

Lantern Pharma Inc.

By:	/s/ Panna Sharma
Panna Sharma
Chief Executive Officer (Principal Executive Officer)

By:	/s/ David R. Margrave
David R. Margrave
Chief Financial Officer (Principal Financial and Principal Accounting Officer)

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

	Name	Title	Date

	/s/ Panna Sharma	Chief Executive Officer, and President	June 11, 2020
	Panna Sharma	(Principal Executive Officer)

	/s/ David R. Margrave	Chief Financial Officer	June 11, 2020
	David R. Margrave	(Principal Financial and Principal Accounting Officer)

*
	Leslie W. Kreis, Jr.	Director	June 11, 2020

*
	Donald J. Keyser	Chairman of the Board	June 11, 2020

*
	David S. Silberstein	Director	June 11, 2020

*
	Vijay Chandru	Director	June 11, 2020

*
	Franklyn Prendergast	Director	June 11, 2020

* Pursuant to Power of Attorney

By:	/s/ Panna Sharma
Panna Sharma, Attorney-in-Fact

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